Exhibit 99.1

Zura Bio Announces Chief Financial Officer Transition

HENDERSON, NV - (BUSINESS WIRE) – July 1, 2025 - Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio”), a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for a range of autoimmune and inflammatory diseases, today announced the appointment of Eric Hyllengren as Chief Financial Officer, effective July 7, 2025. He will succeed Verender Badial, who will step down from the role and remain with the company as a non-executive employee through July 31, 2025, to support a seamless transition.

Mr. Badial joined Zura Bio in March 2023, at the time of its business combination with JATT Acquisition Corporation. He led the development of Zura Bio’s internal financial and operational systems, contributed to shaping its financial strategy, and participated in capital-raising efforts that supported the company’s early growth.

Mr. Hyllengren brings over 20 years of financial leadership experience in the life sciences and biotechnology sectors. He most recently served as Chief Operating Officer and Chief Financial Officer at Atara Biotherapeutics, where he led strategic finance, capital markets, operational planning, investor relations, controllership, business development, alliance management, legal, and information technology. At Atara, he played a key role in advancing capital strategy, driving cost transformation, and supporting organizational design. He previously spent 15 years at Amgen in roles spanning corporate finance, investor relations, business development, and alliance management, supporting global operations and long-range planning. His broad experience is expected to support Zura Bio’s ongoing growth and operational execution.

“I am excited to welcome Eric to our leadership team,” said Robert Lisicki, Chief Executive Officer of Zura Bio. “His broad financial expertise, combined with deep sector experience, makes him a strong strategic partner. We’re confident he will elevate our leadership team and continue building the strong relationships we’ve established with our stakeholders as we pursue our long-term goals.”

Mr. Lisicki added, “On behalf of the Board, we thank Verender for his contributions and wish him well in his future endeavors.”

Mr. Badial commented, “Being part of Zura Bio’s mission has been both rewarding and meaningful. I am proud of what we’ve accomplished and grateful to have worked alongside such talented and dedicated colleagues. I look forward to supporting a smooth transition.”

ABOUT ZURA BIO

Zura Bio is a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for a range of autoimmune and inflammatory diseases. The Company’s pipeline includes dual-pathway product candidates designed to target key mechanisms of immune system imbalance, with the goal of improving efficacy, safety, and dosing convenience for patients.

Zura Bio’s lead product candidate, tibulizumab (ZB-106), is currently being evaluated in two separate Phase 2 clinical studies in adults, including TibuSURE for systemic sclerosis and TibuSHIELD for hidradenitis suppurativa. Additional product candidates, crebankitug (ZB-168) and torudokimab (ZB-880), have completed Phase 1/1b studies and are being evaluated for their potential across a range of autoimmune and inflammatory conditions.

For more information, please visit www.zurabio.com.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook,” “goal,” “mission,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements in this release include, but are not limited to, statements regarding: the anticipated transition of the company’s Chief Financial Officer, building the company’s relationships, the company’s long-term goals; and expectations with respect to Zura Bio’s development program. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events are difficult or impossible to predict and could differ materially from those expressed or implied in such forward-looking statements, as a result of these risks and uncertainties, which include factors set forth in documents filed, or to be filed by Zura Bio, with the Securities and Exchange Commission (SEC), including the risks and uncertainties described in the “Risk Factors” section of Zura Bio's Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and other filings with the SEC. Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to update any forward-looking statements, except as required by law.

CONTACT

Megan K. Weinshank

Head of Corporate Affairs

ir@zurabio.com